EXHIBIT 99.1

Contact:

Media:	Investor Relations:
Pattie Overstreet-Miller	Karen King
847/851-7351	847/585-3899
www.careered.com	www.careered.com

Lynne Baker
847/851-7006
www.careered.com

CAREER EDUCATION CORPORATION ANNOUNCES THAT FOUNDER JACK
LARSON WILL BE STEPPING DOWN AS PRESIDENT AND CEO WHILE
RETAINING THE POST OF CHAIRMAN OF THE BOARD

Lead Director Robert E. Dowdell Is Named Interim CEO

Board Initiates Active Search for a Permanent CEO

HOFFMAN ESTATES, IL, September 25, 2006 — Career Education Corporation (NASDAQ: CECO) today announced that John M. Larson has stepped down as the company’s president and chief executive officer while continuing to serve as chairman of the board.  Larson will focus on guiding and supporting the development of new initiatives for the corporation, but will no longer be responsible for the day-to-day operations of the company.

Robert E. Dowdell, Career Education’s lead director, has been named interim CEO and will have responsibility and authority for day-to-day operations with a full-time presence at the company’s corporate headquarters.  The board of directors is in the final stages of engaging a nationally recognized executive search firm to lead the search for a permanent CEO.  “Jack Larson’s talent, passion, commitment, and leadership have brought this company to the forefront of for-profit post-secondary education,” said Dowdell.  “The board and Jack have determined that the decision to split the position of chairman and CEO is the best one for the company.  This will enable Jack, as Career Education’s founder, to focus on the company’s global strategy, its various growth initiatives, and to further define a viable and compelling vision for the company in the evolving world of education.  I have agreed to serve as interim CEO during the period it takes for the board to complete its search for a permanent CEO.  The fundamentals of the business remain solid.  We are confident that a strengthened, broader executive leadership team will successfully move the company forward in addressing opportunities and challenges, and in pursuing strategies to deliver high quality education and value for all our stakeholders.”

“I am proud of what Career Education Corporation and its employees and educators have accomplished over the past 12 years,” said Larson.  “We are moving now into a new and even more positive stage for our company, and I look forward to working closely with Bob and his permanent successor to continue leading the company forward.  I remain extremely optimistic about growth prospects for the global for-profit postsecondary education sector, and believe Career Education will continue to be a market leader in providing high quality education programs to students.”

In 1994, Larson founded Career Education Corporation, currently the second largest for-profit education company in the United States.  He has served as chairman since January 2000 and as president and CEO and a member of the board of directors since 1994.  Under his leadership, the company’s annual revenues surpassed $2 billion in less than 12 years, and achieved a compound annual growth rate of 44 percent in the last five years.  Career Education Corporation was ranked fourth on FORTUNE magazine’s 2003 list of the 100 Fastest-Growing Companies, and first in the for-profit sector. CEC also ranked in the Top 20 of the 2003 “Hot Growth Companies” as measured by BusinessWeek magazine.  Larson’s guidance drove the acquisition of gold standard brands such as Brooks Institute of Photography and Le Cordon Bleu Schools North America and the expansion of on-site and online educational offerings throughout the U.S., France, the United Kingdom, Dubai and Canada.  In 2000, Larson was named Ernst & Young’s “Entrepreneur of the Year” for the Illinois and northwestern Indiana region in the service category.  Larson has recently been named as one of the first inductees to the Hall of Fame at the Haas School of Business at the University of California, Berkeley.

Robert E. Dowdell has been a director of Career Education since its inception in January 1994. From 1984 to 1988, Dowdell served as president of National Education Centers, Inc., a subsidiary of NEC. From 1989 to early 2006, Dowdell served as chief executive officer and as a director of Marshall & Swift, L.P.  Dowdell is also the general partner of RGD Partners, L.P., an investment business.

Conference Call Information

Career Education Corporation will host a 15-minute conference call today, September 25, 2006 at 5:00 PM (Eastern Time).  Interested parties can access the live webcast of the conference call at www.careered.com.  Participants can also listen to the conference call by dialing 617-614-2704 (international) or 866-800-8651 (domestic) and citing code 58463833.  Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection.  An archived version of the webcast will be accessible for seven days at www.careered.com.  A replay of the call will also be available for seven days by calling 617-801-6888 (international) or 888-286-8010 (domestic) and citing code 92076332.

About Career Education Corporation

The colleges, schools and universities that are part of the Career Education Corporation (CEC) family offer high quality education to more than 85,000 students across the world in a variety of career-oriented disciplines.  The 80-plus campuses that serve these students are located throughout the U. S., Canada, France, the United Kingdom, and the United Arab Emirates and offer doctoral, master’s, bachelor’s, and associate degrees and diploma and certificate programs. Approximately one third of students attend the web-based virtual campuses of American InterContinental University Online and Colorado Technical University Online.

Career Education is an industry leader whose gold-standard brands are recognized globally.  Those brands include, among others, the Le Cordon Bleu Schools North America; the Harrington College of Design; the Brooks Institute of Photography; the Katharine Gibbs Schools; American InterContinental University; Colorado Technical University and Sanford-Brown Institutes and Colleges.  The mission of CEC, through its schools, its educators, and its employees is education—their primary goal, to enable students to graduate successfully and pursue rewarding careers.

For more information, see www.careered.com.   The company’s website also has a detailed listing of individual campus locations and web links for its 80-plus colleges, schools and universities.

Except for the historical and present factual information contained herein, the matters set forth in this release are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various risks, uncertainties, and other factors, that could cause our actual growth, results of operations, performance and business prospects, and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by federal securities laws, we undertake no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances, or for any other reason.  These risks and uncertainties, the outcome of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: future financial and operational results, including the impact of impairment of goodwill and other intangible assets; risks related to our ability to comply with accrediting agency requirements or obtain accrediting agency approvals, including the adverse impact of negative publicity concerning the continued probation status of American InterContinental University and ongoing review by its accrediting body; risks related to our ability to comply with, and the impact of changes in, legislation and regulations that affect our ability to participate in student financial aid programs; costs, risks and effects of legal and administrative proceedings and investigations and governmental regulations, including the pending Securities and Exchange Commission and Justice Department investigations and, class action, derivative,  and other lawsuits; costs and difficulties related to the integration of acquired businesses; risks related to our ability to manage and continue growth; risks related to competition, general economic conditions, and other risk factors relating to our industry and business, and the factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2005, and from time to time in our other reports filed with the Securities and Exchange Commission.

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